Exhibit 10.73

GR-NEAM LTD.

Investment Management Agreement

This Agreement is made as of the 1st day of January, 2012, between:

1.    GR-NEAM LTD., a company incorporated under the laws of Ireland, having its registered office at The Oval – Block 3, Ballsbridge, Dublin 4, Ireland (“Manager”); and

2.    ALTERRA BERMUDA LIMITED, a company incorporated under the laws of Bermuda, and the affiliates listed on Schedule E, (collectively “Client”).

WHEREAS, Client appoints Manager as the investment manager of that portion of Client's assets constituting the Account (as defined below) for fees agreed upon in Schedule A. III;

NOW THEREFORE, in consideration of the mutual agreements herein contained, it is agreed as follows:

Section 1.    The Account

The cash, securities and other assets placed by Client in the account to be managed under this Agreement (the “Account”) are listed on Section I of Schedule A. Assets may be added to the Account at any time. Client will provide notification to Manager of any such additions. The Account will include these assets and any changes in them resulting from transactions directed by Manager, withdrawals and additions made by Client, or dividends, interest, stock splits and other earnings, gains or losses on the assets.

Assets of Client that are not to be managed by Manager are separately identified on Schedule A ("Unmanaged Assets"). Manager may include these assets in its periodic reports to Client, but will exclude their value when calculating Manager's asset management fees.

Section 2.    Management of the Account

Manager will make all investment decisions for the Account, in Manager's sole discretion and without first consulting or notifying Client, in accordance with the investment restrictions and guidelines which are attached as Schedule B (the “Investment Guidelines”). If Manager manages only a portion of Client’s total assets, unless otherwise specified by Client in writing, Investment Guidelines’ restrictions relate specifically to the assets managed by Manager. Client may change these Investment Guidelines at any time, but Manager will be bound by the changes only after it has received and agreed to them in writing. Other than by the Investment Guidelines and the terms of this Agreement,

the investments made by Manager on behalf of Client will not be restricted in any manner, except by operation of law.

In the event that the Account ceases to conform to the Investment Guidelines as a result of changes in market values, maturities, amortisation rates, credit ratings or other characteristics of the securities within the portfolio, Manager will not be required to take immediate action to bring the portfolio back into compliance with the Investment Guidelines, but will: promptly inform Client of the non-compliance; offer Client the opportunity to consult on the situation; and use its discretion to return the portfolio to compliance as soon as possible with a minimum of disruption to the portfolio.

Manager will have full power and authority, on behalf of Client, to instruct any brokers, dealers or banks to buy, sell, exchange, convert or otherwise trade in all securities, futures or other investments for the Account.

Manager will not be responsible for giving Client investment advice or taking any other action with respect to Unmanaged Assets.

Client appoints Manager as the true and lawful attorney of Client for and in the name, place and stead of Client, in Manager’s unrestricted discretion, to operate and conduct the brokerage accounts of Client and to do and perform all and every act and thing whatsoever requisite in furtherance of this Agreement, including the execution of all writings related to the purchase or sale, assignments, transfers and ownership of any stocks, bonds, commodities, or other derivatives or securities, including, without limitation, such documentation relating to restructuring, reorganisation or other action of or relating to the issuer. Manager is hereby fully authorised to act and rely on the authority vested pursuant to said power of attorney.

Section 3.    Transactions for the Account

Manager’s policy and practice in executing orders for clients is to take into account a range of factors including price, costs, speed, likelihood of execution and settlement, size, nature and any other consideration relevant to the execution of the order. However in weighing up the importance of these factors Manager takes into account a number of criteria for determining their relative importance, including the categorisation of all Manager’s clients as Professional Clients, the characteristics of Client’s order itself, the characteristics of the financial instrument or asset class being executed and the characteristics of the execution venues to which the order can be directed. A summary of Manager’s Best Execution Policy is attached as Schedule F.

Client may direct all transactions for the Account to a particular broker, dealer or bank, by writing the name and address of that broker, dealer or bank in the space provided on Schedule A. IV.

Any tax-related documentation required by broker/dealers and/or custodian banks shall be completed by Client. Upon receipt, Client shall process promptly as failure to do so may result in transactions in Client's account to be subject to backup withholding payments.

Section 4.    Transaction Confirmations

Manager will instruct the brokers, dealers or banks who execute transactions for the Account to send Client all transaction confirmations, unless Client chooses not to receive confirmations. If Client does not wish to receive individual confirmations, this box should be checked. ☐

Client may elect to receive individual confirmations at any time by giving Manager written notice.

Section 5.    Custody of Account Assets

The assets, documents of title or certificates evidencing title to Client’s assets, and all cash in the Account will be vested in or deposited with the Custodian or its nominees or otherwise as the Custodian will direct. Manager will not have custody of any Account assets, documents of title or certificates evidencing title to Client’s assets, or cash in the Account. Client will pay all fees of the Custodian.

Client will authorise the Custodian to follow Manager's instructions to make and accept payments for, and to deliver or to receive, securities, cash or other investments purchased, sold, redeemed, exchanged, pledged or loaned for the Account. Client also will instruct the Custodian to send Client and Manager and/or provide online access to monthly statements showing the assets in and all transactions for the Account during the month. Client shall copy to Manager instructions given to the custodian named on Schedule A. II (the “Custodian”) in relation to the Account.

Client will provide Manager with a copy of its agreement with the Custodian, and will give Manager reasonable advance notice of any change of Custodian.

Section 6.	Client Reports and Electronically Available CARA® Toolset and Information

Both Parties agree that the Web Access Addendum executed by Client and Manager’s U.S. affiliate, General Re-New England Asset Management, Inc. (GR-NEAM) shall govern Manager’s provisions and Client’s use of the electronically available CARA® toolset and information.

Manager shall prepare 1) monthly appraisal reports and detailed holdings reports, showing current book values, securities valuations, unrealised gains and losses, book yields and average life; and 2) quality and maturity distribution reports.

Client agrees to obtain its appraisal reports via GR-NEAM’s website, GRNEAM.com. However, both Parties agree that Client has the right to receive hard copies and that, upon Client’s written request, Manager will send Client hard copies of the appraisal reports.

The Account's performance will be sent monthly, quarterly or annually upon Client request. Ad hoc reports and presentation materials are prepared as reasonably directed by Client.

Section 7.    Account Valuation

Manager will value the securities in the Account using independent pricing sources. All securities in the Account that are listed and traded on a national securities exchange shall be valued on the valuation date at the closing price on the principal market where the securities are traded. All other securities shall be valued in accordance with any reasonable valuation method selected by Manager, consistent with industry accepted practices. While Manager does its best to obtain representative market prices for all securities in the Account, such prices do not always reflect the price actually received or paid on the open market.

Section 8.    Manager's Fees

For Manager's services, Client will pay a percentage of the value, as determined under Section 7 of this Agreement, of all assets in the Account (excluding Unmanaged Assets) as of the last trading day of each calendar month. In the event this Agreement is terminated prior to any month end, fees for the final partial month shall be calculated based upon the valuation of assets performed at the end of the prior month. The fees are payable at the end of each calendar quarter for services provided by Manager during the prior three months. The percentage amount of the fees is shown on Schedule A. III. In any partial period, the fees will be reduced pro rata based on the number of days the Account was managed.

Client will be billed directly by Manager and will pay Manager's fees within 30 days of receiving the bill.

If Manager invests in securities issued by money market funds or other investment companies for the Account, these securities will be included in the value of the Account when Manager's fees are calculated. These same assets will be subject to additional investment management and other fees that are paid by the investment company but ultimately borne by its shareholders. These additional fees are described in each investment company's prospectus.

Section 9.    Proxy Voting

Proxies for securities in the Account should be voted as follows:

☐         N/A Account does not include equity securities.

☐     Client directs Manager not to vote proxies for securities held for the Account.

☐	Client directs Manager to vote all proxies for securities held for Client's Account in accordance with --

☐ Manager’s own discretion
or

☐ Client’s proxy voting guidelines attached as Schedule C.

Client shall direct Custodian to send promptly all proxies and related shareholder communications to:

Glass Lewis & Co., LLC (“Glass Lewis”)
PVA – GEN016/General RE
One Sansome Street, Suite 3300
San Francisco, CA 94104

and to identify them as relating to Client’s Account. Client understands that Glass Lewis will not be able to vote proxies if they are not received on a timely basis by Glass Lewis and properly identified as relating to Client’s Account.

These proxy voting instructions may be changed at any time by notifying Manager in writing.

Section 10.    Legal Proceedings

Manager will not provide legal advice or act for Client in any legal proceedings, including bankruptcies or class actions, involving securities held in the Account or issuers of those securities or any other matter, but shall continue to monitor, manage and provide investment advice regarding investments held in the Account.

Section 11.    Risk

Manager cannot guarantee the future performance of the Account, promise any specific level of performance or promise that its investment decisions, strategies or overall management of the Account will be successful. The investment decisions Manager will make for Client are subject to various market, currency, economic, political and business risks, and will not necessarily be profitable.

Manager is required to provide Client with a Risk Disclosure notice in respect of portfolio instruments and this is attached as Schedule G. This notice is provided by Manager in compliance with requirements under the European Communities (Markets in Financial Instruments) Regulations 2007 (Nos. 1 to 3) (the “MiFID Regulations”).

Section 12.    Standard of Care; Limitation of Liability

Except as may otherwise be provided by law, Manager will not be liable to Client for any loss (i) that Client may suffer as a result of Manager's good faith decisions or actions where Manager exercises the degree of care, skill, prudence and diligence that a prudent person acting in a like fiduciary capacity would use; (ii) caused by following Client's instructions; or (iii) caused by the Custodian, any broker, dealer or bank to which Manager directs transactions for the Account or any other person.

Irish securities law imposes liabilities under certain circumstances on persons who act in good faith, and this Agreement does not waive or limit Client's rights under those laws.

Manager will not be responsible for Client's own compliance with the insurance investment laws of Client's country of domicile or for Client's compliance with applicable tax laws.

In managing the Account, Manager will not consider any other securities, cash, or other investments or assets Client owns for diversification or other purposes. Manager shall have no responsibility whatsoever for the management of the Unmanaged Assets or any assets of Client other than the Account and shall incur no liability for any loss or damage which may result from the management of such other assets.

Section 13.    Soft Commissions

Manager, as a matter of policy and practice, does not utilise research, research-related products and other services obtained from brokers, or third parties, on a soft commission basis.

Section 14.    Client Directions

The names and specimen signatures of each individual who is authorised to give directions to Manager on Client's behalf under this Agreement are set forth on Schedule D. Directions received by Manager from Client must be signed by at least one such person. If Manager receives directions from Client which are not signed by a person that Manager reasonably believes is authorised to do so, Manager shall not be required to comply with such directions until it verifies that the directions are properly authorised by Client.

Manager shall be fully protected in relying upon any direction signed or given by a person that Manager reasonably believes is authorised to give such directions on Client's behalf. Manager also shall be fully protected when acting upon an instrument, certificate, or paper that Manager reasonably believes to be genuine and to be signed or presented by any such person or persons. Manager shall be under no duty to make any investigation or inquiry as to any statement contained in any writing and may accept the same as conclusive evidence of truth and accuracy of statements contained therein.

Section 15.    Confidentiality

Except with respect to both Clients’ and Managers’ respective regulators and auditors and as otherwise agreed or as may be required by law, all information relating to the assets, business, finances or other affairs of a confidential nature of the other party of which either party may have become possessed during the period of this Agreement shall be kept confidential, both during the continuance of this Agreement and after its termination.

The parties shall preserve in confidence all Confidential Information (meaning any and all information or materials of a party relating to the technology, business or affairs of the disclosing party revealed, disclosed or furnished to the receiving party either orally, in writing or by inspection, that could reasonably be understood by the receiving party to be proprietary or confidential information or materials of the disclosing party, received from the other party) using the same degree of care as it uses to preserve and safeguard its own Confidential Information, but in no event less than a reasonable degree of care and in accordance with Ireland’s Data Protection Acts 1988 and 2003 (as amended).

Client must not without Manager's prior written consent disclose Manager's Confidential Information in whole or in part to any other person save for other Eligible Users within Client's organisation. The obligations as to confidentiality contained in this Agreement shall continue in force notwithstanding termination of this Agreement, however caused.

All data and information submitted to Manager by Client in connection with the services provided under this Agreement (the “Client Data”) may be stored and transferred within the European Economic Area (EEA) or transferred to, and stored in, countries outside the EEA. Those countries may not provide an adequate level of protection in relation to processing Client Data. Client Data may also be processed by staff operating outside the EEA who work for Manager. By submitting personal data, Client agrees to this transfer, storing and processing. Manager will take all steps reasonably necessary to ensure that Client Data is treated securely. Manager is committed to protecting the security of Client Data and uses a variety of security technologies and procedures to help protect Client Data from unauthorised access and use. As effective as modern security practices are, no physical or electronic security system is entirely secure. Manager cannot guarantee the complete security of its database, nor can it guarantee that information supplied by Client will not be intercepted while being transmitted to Manager over the Internet. Any transmission of Client Data is at Client's own risk. Manager has implemented strict internal guidelines to ensure that Client’s privacy is safeguarded at every level of Manager’s organization. Manager will continue to revise policies and implement additional security features as new technologies become available.

Upon the expiration or termination of this Agreement, Client shall return all Confidential Information and all copies of Confidential Information to Manager.

Section 16.    Non‑Exclusive Agreement

Manager provides investment advice to other clients and may give them advice or take actions for them, for Manager's own accounts or for accounts of persons related to or employed by Manager, which is different from advice provided to or actions taken for Client.

Manager is not obligated to buy, sell or recommend for Client's Account any security or other investment that Manager may buy, sell or recommend for other clients or for the account of Manager or its related persons or employees.

If Manager obtains material, non‑public information about a security or its issuer that Manager may not lawfully use or disclose, Manager will have no obligation to disclose the information to Client or to use it for Client's benefit.

Section 17.    Term of Agreement

Either Client or Manager may cancel this Agreement at any time upon 30 days written notice. This Agreement will remain in effect until terminated. Termination of this Agreement will not affect (i) the validity of any action that Manager or Client has previously taken; (ii) the liabilities or obligations of Manager or Client for transactions started before termination; or (iii) Client's obligation to pay Manager's fees through the date of termination. Upon termination, Manager will have no obligation to recommend or take any action with regard to the securities, cash or other assets in the Account.

Section 18.    Agreement Not Assignable

Neither party may assign its rights and/or obligations hereunder or any of them without the consent in writing of the other party (which consent shall not be unreasonably withheld) and if such consent is given, any assignment is subject to compliance with the requirements of the Irish Financial Regulator (the “Financial Regulator”).

Section 19.    Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Ireland.

Each of the parties hereto hereby submits to the non-exclusive jurisdiction of the Courts of Ireland.

Section 20.    Miscellaneous

If any provision of this Agreement is or becomes inconsistent with any applicable law or rule, the provision will be deemed rescinded or modified to the extent necessary to comply with such law or rule. In all other respects, this Agreement will continue in full force and effect. This Agreement contains the entire understanding between Manager and Client and may not be changed except in writing signed by both parties. Failure to insist on strict compliance with this Agreement or with any of its terms or any continued conduct will not be considered a waiver by either party under this Agreement.

Manager notes that Manager’s U.S. affiliate GR-NEAM, also manages assets on behalf of Client, pursuant to a separate Investment Management Agreement. Client acknowledges and agrees, in order to facilitate the effective management of the relationship between Client, GR-NEAM and Manager, that Manager will share systems and may transfer information concerning both the Client and the Account to GR-NEAM. This will be done in accordance with the terms of a "Model Contract" between Manager and GR-NEAM which complies with the European Commission Decision (2004/915/EC) of 27 December 2004.

The Irish Investor Compensation Act 1998 (the "Act") established a compensation scheme in Ireland which provides for the payment of compensation to certain clients of investment firms in certain circumstances. While Manager is a member of that scheme, Professional Clients are not eligible for compensation under the scheme. Pursuant to the requirements of the MiFID Regulations, Manager is required to classify all clients as Retail, Professional or Eligible Counterparties. Manager has categorised Client as a Professional Client.

Client will promptly take such action as may be reasonably necessary to permit Manager to perform its obligations and exercise its rights and powers as contemplated by this Agreement and, in particular, will supply (or procure to be supplied) to Manager such information as Manager reasonably considers to be appropriate for this purpose or as Manager reasonably requests and will execute and deliver (or procure to be executed and delivered), at the request of Manager, any necessary documents, consents and authorities in favour of Manager or as it may direct.

Section 21.    Notices

All notices and instructions with respect to the Account or other matters covered by this Agreement may unless otherwise stated, be made by facsimile, email, letter or other electronic means to Client and to Manager at the addresses at the end of this agreement or to another address provided in writing.

Section 22.    Representations of Client

Client represents and warrants to Manager that (a) Client is the beneficial owner of all assets in the Account and except as specifically identified by Client, there are no restrictions on transfer or sale of any of those assets; (b) this Agreement has been duly authorised, executed, and delivered by Client, is Client's valid and binding obligation enforceable in accordance with its terms and no statute, regulation, rule, order, judgment or contract binding on Client prohibits Client’s execution or performance of this Agreement; (c) the names of the individuals who are authorised to act under this Agreement on behalf of Client have been given to Manager in writing; (d) no government authorisations, approvals, consents, or filings not already obtained are required in connection with the execution, delivery, or performance of this Agreement by Client; and (e) it is not an employee benefit plan, nor a Person acting on behalf of any such plan. Client agrees to notify Manager in writing within five (5) days after the occurrence of an event making the above warranties no longer accurate.

Client agrees to indemnify, defend and hold harmless Manager and its officers, directors, agents, employees, shareholders, legal representatives, successors and assigns, from and against any and all claims, actions, suits, damages, costs, liabilities, judgments, losses, charges, costs and expenses, including attorneys’ fees, of Manager arising from any failure by Client to accurately disclose its status under this Section or by reason of any defect in Client’s authority to appoint Manager under this Agreement.

Section 23.    Representations of Manager

Manager represents and warrants that this Agreement has been duly authorised, executed and delivered by Manager and is its valid and binding obligation and that it is authorised by the Financial Regulator, pursuant to the MiFID Regulations, to carry out the service of portfolio management.

Section 24.    Review

Client has received information on Manager’s Best Execution Policy, attached as Schedule F. By signing this Agreement, Client consents to the Best Execution Policy.

Section 25. Independent Contractor

Except to the extent expressly provided herein, the relationship of Manager to Client is and shall remain during the term of this Agreement that of independent contractor. Manager and Client are not partners or joint venturers with each other under this Agreement, and nothing in this Agreement shall be construed so as to make them partners or joint venturers, or to impose any liability as such on either of them.

Unless otherwise expressly provided or authorised in this Agreement, neither party shall have authority to act on behalf of or to represent the other in any way or otherwise be deemed an agent of the other or to have any power to enter into any transaction or otherwise bind each other.

AGREED TO AND ACCEPTED BY:

GR-NEAM LTD.	ALTERRA BERMUDA LIMITED

Signed________________________        Signed_______________________

Name:                            Name:
Title:                            Title:

Principal Address:                    Principal Address:

The Oval – Block 3                     Alterra House
Ballsbridge                         2 Front Street
Dublin 4, Ireland                    Hamilton HM 11
Bermuda

Mailing Address:
P.O. Box HM 2565
Hamilton HM KX
Bermuda

U.S. Mailing Address:

c/o Alterra Capital Services USA LLC
1350 Avenue of the Americas
Suite 1130
New York, NY 10019